UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 18, 2008

FAVRILLE, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10445 PACIFIC CENTER COURT
SAN DIEGO, CALIFORNIA		92121
(Address of Principal Executive Offices)		(Zip Code)

(858) 526-8000
(Registrants telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.02. Termination of a Material Agreement.

On July 18, 2008, in connection with the discontinuation of our development of Specifid™, we entered into a Lease Termination Agreement (“Termination Agreement”) with our landlord, Kilroy Realty, LP (the “Landlord”).  The Termination Agreement terminates the Amended and Restated Office Lease dated October 31, 2005 (the “Office Lease”), as amended by that certain First Amendment to Amended and Restated Office Lease dated as of September 22, 2006 (the “First Amendment”) (collectively, the “Lease”), pursuant to which the Landlord leased to us our principal facility, or “headquarters”, consisting of 128,580 rentable square feet of space (the “Premises”).

Under the terms of the Termination Agreement, the Lease will terminate on August 31, 2008 (“Termination Date”).  Through the Termination Date, we will pay for all electrical, gas and water usage and for all clean room janitorial services, and we will shut down all installations and equipment located in the GMP lab portion of the Premises in accordance with mutually agreed upon procedures.

In consideration of the early termination of the Lease term, which was originally scheduled to expire on June 30, 2025, and the releases set forth in the Termination Agreement, we have transferred and relinquished to the Landlord all rights, claims and/or interest we may have had in and to the security deposit of approximately $360,000. Further, we acknowledged that the Landlord has the right to draw upon the approximately $3,600,000 letter of credit (“L-C”) for the entire L-C amount at any time.  We have agreed that the Landlord may retain all amounts drawn on the L-C and have transferred and relinquished to Landlord all rights, claims and interest we may have had in and to the L-C. The Base Rent and Direct Expenses which would have otherwise been payable by us for the months of July and August 2008 shall be applied from the Security Deposit and amounts drawn on the L-C.

The L-C, which is collateralized by a restricted short-term investment account at our bank, and the security deposit, were reported as other long-term assets in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 (the “10-Q”). The total of approximately $3,900,000 was not included in our available cash, cash equivalents and short-term investments as reported in the 10-Q.

Under the terms of the Termination Agreement, we have fully released the Landlord and the Landlord has fully released us from all claims, demands and liabilities under the Lease.

The above description of the Termination Agreement is qualified in its entirety by reference to the terms of the Termination Agreement which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ending June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAVRILLE, INC.

	By:	/s/ Tamara A. Seymour
Date: July 24, 2008		Tamara A. Seymour
Chief Financial Officer